Exhibit 10.3

                           SALE AND PURCHASE AGREEMENT

                                                           as of August 11, 1997

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726

Attn: Mr. Michael J. Rutkin
        President

Ladies and Gentlemen:

      This letter will set forth the agreement between AGR Financial, LLC (together with its successors and assigns, "AGR") and Stratus Services Group, Inc., a corporation organized and existing under the laws of Delaware (the "Seller"), with respect to the terms upon which AGR may purchase accounts receivable from the Seller.

               Receivables to be Offered; Procedures for Purchase.

                  Upon the terms and conditions provided herein, the Seller will from time to time offer to sell and assign to AGR, on an exclusive basis (except to the extent otherwise agreed in writing by AGR) and AGR shall purchase (to the extent set forth herein), all of those certain present and future accounts receivable, contract rights and other obligations for payment of money (the "Receivables"), owing to the Seller arising out of the performance by Seller (including, without limitation, by employees, agents, independent contractors or other personnel employed by Seller or contracted for by Seller) of temporary or personnel services for any third party approved by AGR (each, a "Payor"). The Receivables purchased by AGR shall be identified from time to time in an assignment (each, an "Assignment") substantially in the form of Exhibit A.

            Seller acknowledges and agrees that prior to offering any Receivables to AGR hereunder which Seller has purchased from any person, corporation or entity which is a debtor in a case under the U.S. Bankruptcy Code or which arises out of any contract or agreement purchased or acquired by Seller from such a debtor, Seller shall notify AGR in writing and deliver to AGR such agreements, documents, opinions and court orders as AGR may reasonably request.

            Receivables will be purchased from time to time in groups (each such group of Receivables, a "Batch"). Information with respect to each proposed Batch shall be transmitted to AGR by modem or in diskette form acceptable to AGR, electronically pursuant to instructions provided from time to time by AGR or in any other medium acceptable to AGR. Simultaneously with providing such information, the Seller shall

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deliver to AGR copies of invoices with respect to the Receivables in such proposed Batch, in the same order as presented on the diskette or in the electronic transmission, accompanied by a copy of the Internal Revenue Service tax deposit forms and an original of the deposit receipts, stamped by a depository bank, evidencing all prior weeks' tax deposits since the most recent delivery of such information hereunder and any other information as requested by AGR from time to time.

            The Seller shall offer the Batches of Receivables to AGR by providing the information referred to in Section 1(b). Upon review of such information, AGR shall determine which Receivables shall be purchased (the "Purchased Receivables") and shall send to the Seller the fully completed Assignment with respect to each such Batch of Purchased Receivables. The Seller shall promptly execute and return the Assignment to AGR upon Seller's approval of the terms thereof.

            AGR hereby agrees that, to the extent that (i) Receivables offered by the Seller are otherwise in compliance with the terms and provisions of this Agreement, including, without limitation, the representations contained herein,
(ii) the Seller is not an Impaired Seller (as defined below) at such time, and
(iii) AGR has approved such Payor and AGR's then existing internal credit limits with respect to the Payor of such Receivables will not be exceeded, AGR will purchase Batches of Receivables from the Seller for the term of this Agreement set forth in Section 12 hereof, provided, however, under no circumstances shall AGR be obligated to purchase a Batch of Receivables if, after giving effect to such purchase, the Aggregate Advance Exposure (as defined in Section 2(d)) of all Batches of Receivables purchased from the Seller outstanding on such date exceeds $3,000,000 or such higher amount as AGR shall in its sole discretion approve (the "Advance Limit").

            As used herein, "Impaired Seller" means the Seller at such time as any of the following events shall have occurred and be continuing with respect to Seller: default in payment of any amount due hereunder to AGR, whether on demand or otherwise; suspension or liquidation by the Seller of its usual business or suspension or expulsion of the Seller from any exchange; calling of a meeting of creditors; assignment by the Seller for the benefit of creditors; dissolution, bulk sale or notice thereof effected or given by the Seller; creation of a security interest in any assets of the Seller which are or shall be subject to liens granted to AGR by the Seller without consent of AGR; insolvency of any kind, attachment, distraint, garnishment, levy, execution, judgment, application for or appointment of a receiver or custodian, filing of a voluntary or involuntary petition under any provision of the U.S. Bankruptcy Code or amendments thereto, of, by or against the Seller or any property or rights of the Seller, which in the case of any such involuntary proceeding shall remain undismissed for a period of sixty (60) days or more; filing of a petition or institution of any proceeding by or against the Seller for any relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, which in the case of any such involuntary proceeding shall remain undismissed for a period of sixty (60) days or more; any governmental authority or any court at the instance of any governmental authority shall take possession of any substantial part of the property of the Seller or shall

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assume control over the affairs or operations of the Seller; any statement, representation or warranty made by the Seller in any document, agreement or financial statement delivered to AGR shall prove to be false in any material respect when made; failure of the Seller or any other party thereto to comply with any term of this Agreement or any other document or agreement executed in connection herewith (collectively, the "Purchase Documents"); failure of the Seller, on request, to furnish to AGR any financial information, or to permit inspection by AGR of any books or records; any change in, or discovery with regard to, the condition or affairs of the Seller which, in AGR's opinion, increases its risk; or if AGR for any other reason deems itself insecure.

                  The sale of the Batches of Purchased Receivables includes all accounts and general intangibles, all rights, remedies, guaranties, security interests and liens, all records (including computer records) and other property evidencing any of the foregoing and all proceeds of any of the foregoing which relate to or are associated with that Batch of Purchased Receivables (collectively, the "Transferred Property").

            All invoices with respect to Receivables sent by the Seller to Payors shall show on the face thereof the following legend and Seller shall not change such legend or permit any Payor to deviate from the payment instructions therein:

This Receivable has been assigned to and is owned by or subject to a security interest of AGR Financial, LLC and is payable only in United States Dollars. All payments shall be made to AGR Financial, LLC, P.O. Box 23205, Newark, New Jersey 07189.

            Purchase Price, etc.

            The purchase price (the "Purchase Price") for each Batch of Purchased Receivables purchased by AGR will be paid in the following two components: (i) an initial cash amount (the "Advanced Amount") equal to 90%, except that AGR may in its sole discretion reduce such percentage to 85% (such percentage in effect from time to time, the "Advance Rate") multiplied by the net face amount of each Purchased Receivable in such Batch less all discounts (calculated on shortest terms), credits and allowances of any nature at any time issued, owed or claimed by Payors (the "Expected Net Receivable"); and (ii) a Seller Interest (as hereinafter defined) in all amounts collected with respect to such Batch in excess of the Break-even Point (as hereinafter defined) with respect thereto.

            The Seller Interest will be any amounts collected in excess of the Break-even Point and will be determined separately for each Batch purchased from the Seller, in accordance with the schedule included in each Assignment, except as set forth in Section 2(c).

            The "Break-even Point" with respect to a Batch will be an amount equal to the Advanced Amount plus the Purchase Fee (as defined below) applicable thereto and any other charges, costs and fees agreed to by Seller and AGR (the "Other Fees"); provided however, that after the Seller has ceased selling Receivables to AGR or AGR

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has ceased purchasing Batches from the Seller, unless such event has been caused by the Advance Limit set forth in Section 2(d), AGR shall combine all Batches for which the Break-even Point has not yet been reached, and treat such Batches as a single Batch, at which time the Break-even Point will become the total Advanced Amount plus the total Purchase Fees and Other Fees for all of such combined Batches.

            As of any date of determination, the "Aggregate Advance Exposure" will be an amount equal to the aggregate of the Advanced Amounts of all Batches of Receivables which have not yet reached the Break-even Point, less any collections with respect to such Batches of Receivables.

            The Purchase Fee is an amount calculated by multiplying the Expected Net Receivable by 1.3765% at such times as the Advance Rate is 90% and 1.3% at such times as the Advance Rate is 85%, subject to adjustment from time to time as calculated by AGR in the event that the prime rate of interest established from time to time by Summit Bank N.A. shall increase or decrease above or below 8.5% per annum (the "Purchase Fee"). The Purchase Fee shall be deducted from the collections on Receivables and retained by AGR.

            The parties hereby acknowledge and agree that the Purchase Price has been calculated to take into account any services provided by the Seller with respect to Purchased Receivables, and no other amount with respect to the providing of services for any Batch shall be payable to the Seller.

            The Seller acknowledges and agrees that the Advance Rate and percentage used for calculating the Purchase Fee may be changed from time to time in the sole discretion of AGR.

            In the event that any Purchased Receivable shall not be paid within the number of days after invoice date set forth in the schedule in the Assignment covering such Purchased Receivable, the Seller shall pay to AGR a daily percentage finance charge equal to .043%, subject to adjustment from time to time as calculated by AGR in the event that the prime rate of interest established from time to time by Summit Bank N.A. shall increase or decrease above or below 8.5% per annum, on the unpaid amount of such Purchased Receivable for the period from such number of days after the invoice date until the earlier of the payment thereof and the date the Break-even Point is reached with respect to the Batch of Receivables which included such Purchased Receivables.

            Certain Procedures.

            AGR will transmit by wire or, if requested by Seller, by check the Advanced Amount of the Purchase Price for each Batch of Purchased Receivables on the next business day following the business day of AGR's receipt of the Assignment covering such Batch executed by the Seller or, if such Assignment is received after 1:00 p.m., on the second business day thereafter (a "Purchase Date").

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            All wire and other transfer charges shall be for the account of the
Seller.

            Upon such payment, the Seller will have sold to AGR all of the Seller's right, title and interest in such Batch of Purchased Receivables and other Transferred Property and in any proceeds thereof, and AGR will be the sole and absolute owner thereof and will own all of the Seller's rights and remedies represented by such Batch of Purchased Receivables (including, without limitation, rights to direct or indirect payment from the respective Payors on such Batch of Purchased Receivables), and AGR will have obtained all of the Seller's rights under all guarantees, assignments and securities with respect to each Purchased Receivable included in such Batch.

            The Seller shall execute (or cause to be executed) all required Uniform Commercial Code releases or financing statements in favor of AGR.

            Collection and Servicing of Purchased Receivables. Prior to the sale of any Batch of Receivables hereunder, the Seller shall establish an account for all of its Receivables (the "Lockbox Account"), at Summit Bank or at such other bank as AGR may approve in writing (the "Lockbox Bank"), and shall enter into an agreement relating thereto in form and substance satisfactory to AGR and the Lockbox Bank. The Lockbox Account shall be an account in the name of AGR or its designee, and shall be the sole and exclusive property of AGR and its designee.

            All charges in connection with the Lockbox Account shall be for the account of the Seller.

                  In the event that the Seller directly receives any payments in respect of Purchased Receivables, the Seller shall within two (2) Business Days after receipt thereof (i) deposit in the Lockbox Account all such payments on Purchased Receivables and (ii) send to AGR or its designee all remittance advices accompanying such payments or, if no such remittance advice accompanied any such payment, notice of the amount so received.

            Upon AGR's receipt of a remittance advice from the Lockbox Bank confirming that it has received payments on Receivables purchased, funds will be posted by AGR (the "Application of Payments"), to the specific Receivable within AGR's respective Batch. Such funds will be retained by AGR until the aggregate Break-even Point with respect to such Batch is reached. Thereafter, such amounts shall be payable to Seller as the Seller Interest promptly after receipt thereof (subject, in each case, to permitted offsets under this Agreement) on each Friday or if such day is not a business day, the next succeeding business day (each a "Settlement Date").

            On each Settlement Date, AGR will deliver to the Seller a report (the "Settlement Report") substantially in the form of Exhibit B hereto. Each Settlement Report will set forth AGR's Application of Payments with respect to a Batch together with a list of Ineligible Receivables (as defined in Section 6 below) included in such Batch. Such Settlement Report may also list those Receivables included in such Batch

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with respect to which AGR has been unable to make a determination as to their continuing eligibility (the "Outstanding Receivables"). In the event that Seller has not disputed the Application of Payments contained in any Settlement Report within thirty (30) business days after its receipt by Seller, then all such undisputed Application of Payments shall be deemed final.

            The Seller shall be responsible for servicing and collection of Purchased Receivables subject to the terms and conditions of a Servicing Agreement, dated as of August __, 1997 by and between the Seller, as primary servicer (the "Primary Servicer"), and AGR. AGR shall have the right, upon the terms and conditions set forth in such Servicing Agreement, to terminate such Servicing Agreement and to designate a "Back-up Servicer" which may be AGR.

            Misdirected Payments; Erroneous Payments.

                  If a Payor shall make payment of a Purchased Receivable to the Seller or to a person or location other than as provided in the invoice therefor ("Misdirected Payments"), the Seller (at its own cost and expense) shall promptly take all necessary steps to effect collection of such Misdirected Payment from any other party claiming an interest therein or having possession thereof and (i) hold such payment in trust for AGR, (ii) segregate such payment and not deposit such payment in the Seller's own account, nor commingle such payment with the Seller's own funds or other assets and (iii) deliver such payment no later than the close of business on the day of receipt to the Lockbox Account.

                  The Seller agrees to pay, on demand, a finance charge on any Misdirected Payment received by the Seller that is not deposited in the Lockbox Account within 48 hours after receipt by the Seller during the period from the Seller's receipt thereof until such payment is deposited at a rate per day equal to .043%, but in no event in excess of the maximum rate permitted under applicable law (the "Interest Rate").

                  If AGR shall receive any payment from any Payor of any receivable or claim not included as a Purchased Receivable in any Batch ("Erroneous Payment"), AGR shall, upon identification of such Erroneous Payment by Seller, and confirmation by AGR (at the sole cost and expense of Seller) that such is an Erroneous Payment, use its best efforts to promptly take all necessary steps to deliver or remit funds equal to the amount of such Erroneous Payment to Seller on the next Settlement Date.

                  The Seller will cooperate with AGR and its agents in the identification of sums deposited into the Lockbox Account, which cooperation shall continue until all Purchased Receivables sold hereunder have been collected. In the event any sums deposited into the Lockbox Account cannot be identified to the satisfaction of AGR, such sum shall be posted to the appropriate Purchased Receivable as determined by AGR in its sole discretion.

            Ineligible Receivables and Defaulted Receivables.

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            If a breach of any of the representations or warranties contained herein relating to a Purchased Receivable (each, an "Ineligible Receivable") shall be discovered at any time prior to the date the Break-even Point is reached with respect to the Batch of Receivables including such Purchased Receivable, the Seller shall cure such breach in accordance with this Section 6. If any Purchased Receivable shall not be paid in full within 90 days following its original invoice date (or, in the case of any Purchased Receivable designated by AGR from time to time prior to AGR's purchase thereof, 60 days after its original invoice date), such Purchased Receivable shall be treated as a Defaulted Receivable hereunder.

            The Seller shall, on the next Settlement Date after discovery of an Ineligible Receivable or Defaulted Receivable or in the absence of a Settlement Date, promptly upon demand, repurchase any Ineligible Receivable or Defaulted Receivable (a "Repurchased Receivable") from AGR at a repurchase price (the "Repurchase Price") equal to (i) the Break-even Point determined for such Repurchased Receivable, less (ii) any amount collected by AGR with respect to such Ineligible Receivable or Defaulted Receivable (which amount AGR shall retain), plus (iii) interest equal to the Interest Rate on such difference of
(i) minus (ii) for each day from the earlier of either the Settlement Date that payment of the Repurchase Price is due or the date the Repurchase Price is demanded to but excluding the date the Repurchase Price is paid. The Break-even Point for any such Repurchased Receivable shall be the allocable portion of the Advanced Amount for the Batch that included such Repurchased Receivable and of the Purchase Fee with respect thereto.

            Upon payment of the Repurchase Price, AGR shall be deemed to have resold the Ineligible Receivable or Defaulted Receivable, including any Transferred Property with respect thereto, to the Seller without any representation, warranty or recourse whatsoever, and shall have no further obligation to the Seller with respect to such Repurchased Receivable, but such resale shall not affect or impair any security interest therein held by AGR or AGR's rights under Section 2(h). AGR shall take such actions as may be reasonably required to reassign an Ineligible Receivable or Defaulted Receivable to the Seller. In addition to all other rights and remedies available to AGR at law or in equity, AGR may offset against any amounts it owes the Seller under this Agreement any amounts due AGR with respect to Repurchased Receivables.

            If after receipt of any payment of all or any part of the Repurchase Price for any Repurchased Receivable, AGR is compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible set-off, or for any other reason caused by or related to the Seller, the Seller shall be liable to AGR for, and shall indemnify and hold AGR harmless for, the amount of such payment surrendered and any damages resulting therefrom. The Seller's obligations under this Section 6(d) shall survive any termination of this Agreement.

            Closing Costs.

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            Closing costs of approximately $10,000 as set forth in a closing cost statement prepared by AGR will be subtracted from the initial Advanced Amount. Closing costs include but are not limited to the expense of AGR's site review, legal fees and expenses, fees and expenses arising from the development of the electronic or manual interface with AGR or its designee, as well as the costs of administration and documentation.

            Any filing fees and filing taxes relating to filing UCC Financing Statements, UCC Terminations and UCC Releases required to be filed by Seller shall be paid by Seller or reimbursed to AGR at closing.

            Representations and Warranties. The Seller represents and warrants to AGR as set forth in Exhibit C annexed hereto and made a part hereof.

            Covenants. The Seller covenants and agrees with AGR as follows:

                  In connection with the initial purchase of Receivables by AGR, the Seller will execute such financing statements under the Uniform Commercial Code - Secured Transactions (naming AGR as secured party) as AGR may reasonably request with respect to all Receivables. From time to time, upon reasonable request, the Seller will provide AGR with any additional information, will execute and deliver to AGR any additional agreements, instruments, documents or financing statements and will take all actions deemed by AGR as necessary or desirable to effectuate the provisions of the Purchase Documents, to evidence, protect and perfect the assignment of the title to the Purchased Receivables and to facilitate the collection of the Purchased Receivables.

                  With respect to each Batch of Receivables purchased hereunder, each of AGR and the Back-up Servicer described in the Servicing Agreement, and their agents and representatives are hereby irrevocably constituted and designated as the Seller's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, (i) to endorse or sign the Seller's name to financing statements, remittances, invoices, assignments, checks, drafts or other instru ments or documents in respect of the Receivables, (ii) to notify Payors to make payments on the Receivables directly to AGR, and (iii) to bring suit in the Seller's or their name and to settle or compromise such Purchased Receivables as AGR or the Back-up Servicer may, in its discre tion, deem appropriate.

                  The Seller will pay all AGR's costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, which may be expended or incurred by or on behalf of AGR in enforcing or attempting to enforce any of AGR's rights against the Seller under the Purchase Documents, all of which costs and expenses if not paid within ten (10) business days after written demand shall bear interest at the Interest Rate for each day to but excluding the payment date.

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                  The Seller will (i) treat transfers to AGR of Receivables
hereunder as a sale for tax purposes, and, with respect to reporting on its financial statements, in accordance with generally accepted accounting principles (which method is presently contemplated by the Seller to be the reporting of such transfer as a sale), and will advise all persons who inquire about the ownership of such Receivables that they have been sold to AGR; (ii) not treat any such Receivables as an asset on the Seller's books and records;
(iii) record in Seller's books, records and computer files that such Receivables have been sold to AGR; (iv) pay all taxes, if any, relating to the transfer of such Receivables to AGR; (v) not assign or grant any security interest in any Receivables except to AGR; (vi) in the event AGR collects any Receivables, not impede or interfere with AGR's collection of such Receivables; (vii) not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of such Receivables; and (viii) promptly bill Receivables on the same bases and using the same policies and practices that it has used in the past unless AGR has been advised in writing of a change prior to the purchase of such Receivables. AGR or its designated representatives from time to time may contact Payors to verify Receivables and payments thereof, inspect, check, take copies of or extracts from the Seller's books, records and files, and the Seller will make the same available to AGR or such representatives at any reasonable time for such purposes.

            Notwithstanding anything to the contrary set forth in this Section 9(d), the Seller shall not be required to treat any of the transactions contemplated by this Agreement in a manner that would not comply with any applicable law or not comply with any requirement imposed by Seller's accounting firm in order for such accounting firm to certify that Seller's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  If deemed necessary by AGR or the Back-up Servicer and upon reasonable notice, the Seller agrees that AGR or the Back-up Servicer, upon the request of AGR, will be permitted to have at least one of its agents or representatives physically present in the Seller's administrative offices during normal business hours to assist and/or monitor the Seller in performing its obliga tions under this Agreement.

                  So long as this Agreement is in effect, the Seller will deliver to AGR (i) within 45 days after the end of each fiscal quarter, the Seller's consolidated financial statements for such period and for that portion of its fiscal year through the end of such period, certified by its chief financial officer, (ii) within 90 days after the end of the Seller's fiscal year, the Seller's audited annual consolidated financial statements for such year (or if such statements are not audited, statements certified by the Seller's chief financial officer), and (iii) promptly upon request, such other information concerning the Seller as AGR may from time to time request. All financial statements delivered to AGR will be prepared in accordance with generally accepted accounting principles consistently applied and on a basis consistent with those previously submitted to AGR. The Seller will not change its accounting coding system for its Receivables without prior written notification to AGR of such change.

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                  The Seller shall promptly notify AGR in the event of any
action, suit, proceeding, dispute, offset, deduc tion, defense or counterclaim that is or may be asserted by a Payor with respect to any Purchased Receivable or upon the occurrence of any event of default under any loan agreement or note to which the Seller is a party or by which it is bound. The Seller shall make all payments to the Payors necessary to prevent the Payors from offsetting any earlier overpayment to the Seller or other obligation of the Seller against any amounts the Payors owe on any Purchased Receivables.

                  Upon request by AGR, the Seller shall execute and deliver to AGR a security agreement, in form and substance acceptable to AGR, granting to AGR a first priority security interest in and to any and all of the Seller's personal property and assets and all the proceeds thereof, as security for any and all obligations the Seller may owe AGR hereunder.

            The Seller shall notify AGR in writing at least 30 days prior to any change in the location of the Seller's principal place of business, chief executive office or any other locations where the Seller maintains any assets or records with respect to its accounts, or any change in the name of the Seller as set forth at the beginning of this Agreement or in the other names (if any) set forth under its name on the signature pages hereof.

            Security Interest. In the event that, contrary to the mutual intent of the Seller and AGR, any purchase of Purchased Receivables is not characterized as a sale, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller does hereby grant) to AGR a first priority security interest in and to any and all the Purchased Receivables and the proceeds thereof to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, AGR may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise. The Seller agrees that ten (10) business days shall be reasonable prior notice of the date of any public or private sale or other disposition of all or part of the Purchased Receivables.

            Remedies. Each of AGR's rights and remedies under this Agreement is cumulative, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies AGR may have under applicable law. AGR shall have the right, in AGR's sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exer cised. No act, failure or delay by AGR shall constitute a waiver of any of AGR's rights and remedies.

            Term and Termination. The term of this Agreement shall be 24 months from the date of the first purchase of a Batch hereunder and shall be renewable automatically for successive one-year terms unless either the Seller or AGR shall have notified the other party, not less than 60 days prior to the expiration of the current term of

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this Agreement, of its intention not to renew such term. However, AGR may terminate this Agreement at any time upon notice to the Seller in the event that AGR is unable to continue its financing or funding necessary to perform its obligations hereunder. All other provisions of this Agreement, including without limitation Sections 6 and 13, shall survive the termination of this Agreement.

            The Seller shall not permit any of its subsidiaries or affiliates (which shall include all persons, firms, corporations or other entities who control the Seller, are controlled by the Seller or are under common control with the Seller and which are engaged in the temporary or other personnel or employee leasing business) to sell or assign or grant security interests in any of their accounts receivable or other rights to payment of money without the prior written consent of AGR.

            No Assumption; Indemnification; Etc.

            (a) This Agreement shall not constitute an assumption by AGR of any obliga tion to a Payor.

            (b) The Seller shall indemnify and hold harmless AGR and its officers, directors, members, employees and agents, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of (i) any breach by the Seller of any representation, warranty or covenant contained in any Purchase Document, or (ii) the purchase of Receivables by AGR and the other transactions contemplated by the Purchase Documents, provided, however, that with respect to clause (ii) of this Section 13(b), Seller shall not be obligated to indemnify or pay any such amount to the extent resulting from the gross negligence or willful misconduct of AGR.

            (c) Any amount payable by the Seller to AGR under any provision of this Agreement shall be paid without any deduction, counterclaim, recoupment or set-off by the Seller of any kind.

            Controlling Law. This Agreement, each of the other Purchase Documents and all of the rights and obligations of the parties hereunder and thereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

            WAIVER OF JURY TRIAL AND JURISDICTION. EACH OF THE SELLER AND AGR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS

(WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SELLER OR AGR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGR'S ENTERING INTO THIS AGREEMENT.

            The Seller hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST THE SELLER WITH RESPECT TO THIS AGREEMENT OR ANY PURCHASE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, as AGR may elect, and, by execution and delivery hereof, the Seller accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by AGR in writing. Nothing herein shall limit the right of AGR to bring proceedings against the Seller in the courts of any other jurisdiction. Service of process out of any such courts may be made, without limitation, by mailing copies thereof by registered or certified mail, postage prepaid, to the Seller at its address for notices as specified herein and will become effective 30 days after such mailing. The Seller agrees that Sections 5 1401 and 5 1402 of the General Obligations Law of the State of New York shall apply to this Agreement and the Purchase Documents and waives any right to any defense of, or to dismiss any action or proceeding brought before said court on the basis of, forum non conveniens.

           Miscellaneous.

                  This Agreement and the related agreements, instruments and documents executed in connection herewith embody the entire agreement and understanding of the parties concerning the subject matter con tained herein and therein. This Agreement and such related instruments, agreements and documents supersede any and all prior agreements and understandings between the parties with respect to such subject matter, whether oral or written.

                  This Agreement may only be amended in writing signed by all of the parties hereto. No waiver shall be effective unless it is in writing and is signed by the waiving party. Any waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective succes sors and assigns. Notwithstanding the foregoing, the Seller may not assign this Agreement or its rights hereunder without first obtaining AGR's prior written consent, and any such purported assignment without AGR's prior written consent shall be void and of no force and effect. The Seller acknowledges and consents that AGR may pledge, assign or transfer its rights and obliga tions hereunder and its interest in the Purchase Documents, the Purchased Receivables, any security agreement referred to in Section 9(h) and any security interest referred to in

Section 10 to another party or parties, including as collateral security for any indebtedness or obligations of AGR.

                  The invalidity or unenforceability of any provi sion of this Agreement shall not impair the validity or enforce ability of any other provisions.

                  All notices and other communications provided for herein shall be in writing and shall be deemed to have been given when delivered by facsimile transmission (with evidence of transmission) or overnight delivery service or three days after the date mailed by first class registered or certified mail, postage prepaid, to the following addresses, or at such other address as may be furnished from time to time by notice to the other party:

If to AGR:          AGR Financial, LLC
                           100 Metroplex Drive
                           Edison, New Jersey  08817
                           Telecopier No:  (908)572-5959

If to the Seller:   Stratus Services Group, Inc.
                           500 Craig Road
                           Manalapan, New Jersey  07726
                           Attn:  Mr. Michael J. Rutkin, President
                           Telecopier No: (908)866-0060

                  The representations, warranties and covenants of the Parties contained herein shall survive the purchase of the Purchased Receivables and shall remain in effect notwithstanding any investigation made by or on behalf of AGR and notwithstanding any knowledge (actual or implied) that AGR may have which is inconsistent herewith.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

            If the foregoing is acceptable to the Seller and the Seller agrees to comply with the terms set forth in this Agreement, please acknowledge the Seller's acceptance of and agreement to the foregoing by signing and returning to AGR a copy of this Agreement. Upon signature by the parties below, it is the intention of the parties to be legally bound hereby. The date of this Agreement is the date it is signed by AGR as identified below.

AGR FINANCIAL, LLC


By: /s/ G. Allen Geyer
   ----------------------------
Name:  G. Allen Geyer
Title: Managing Member

Accepted and Agreed to:

Name of Seller:

STRATUS SERVICES GROUP, INC.


By: /s/ Michael J. Rutkin
   ----------------------------
Name:
     --------------------------
Title: President
      -------------------------

Address(es) of Chief Executive
Office and Chief Place of
Business of Seller:

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey  07726

Other names used by Seller in past six years and trade names and names under which Seller conducts business (if none, so state):

________None___________________

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

Address(es) of all other offices and places of business of Seller (if none, so state):

      None, except as set forth in the Security Questionnaire dated the date hereof executed by Seller.

                                                               EXHIBIT A TO SALE
                                                          AND PURCHASE AGREEMENT

                                   ASSIGNMENT

            The undersigned hereby sells, transfers and assigns to AGR Financial, L.L.C., a Delaware limited liability company (together with its successors and assigns, "AGR") the Receivables described in Schedule A annexed hereto and made a part hereof. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Sale and Purchase Agreement dated as of August 11th, 1997 between the undersigned and AGR (as amended, modified or supplemented from time to time, the "Agreement"). The sale of Receivables hereunder is made upon and subject to the terms and conditions contained in the Agreement and as set forth in Schedule A hereto.

            The undersigned hereby certifies that no breach of any representation, warranty or covenant contained in the Agreement by the undersigned has occurred.

            IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the 11th day of August, 1997.

                                                    STRATUS SERVICES GROUP, INC.
                                                 -------------------------------
                                                  (TYPE OR PRINT NAME OF SELLER)


                                                  By  /s/Michael J. Rutkin
                                                      --------------------------
                                                      Name:
                                                      Title:

                                   SCHEDULE A
                                  TO ASSIGNMENT

                                BATCH NO. _______

INVOICE NO.                 PAYOR              EXPECTED NET RECEIVABLE
-----------                 -----              -----------------------




                                               _______________________

                                                       Total $________

Expected Net Receivables      $__________

Advance Rate:                  __________%

Advanced Amount:              $__________

Percentage for calculating
   Purchase Fee:               __________%

Purchase Fee:                 $__________

Other Fees:                   $__________

Break-even Point:             $__________

Original Seller Interest      $__________

Maximum No. of Days
 after invoice date
 permitted for payment:          ______days

Daily Finance Charge:          __________%

                                                               EXHIBIT B TO SALE
                                                          AND PURCHASE AGREEMENT

AGR FINANCIAL, L.L.C

SETTLEMENT REPORT

Report as of                                          Batch No.:  _____
Week No. ____                                         Batch Date: _____

1.  Expected Net Receivables                    $__________
2.  Advanced Amount                             $__________
3.  Purchase Fee                                $__________
4.  Other Fee                                   $__________
5.  Break-even Point                            $__________
6.  Cumulative Cash Collection
     as of end of week                          $__________
7.  Cash Collected and Posted

      - Above Break-even                        $__________
      - Below Break-even                        $__________

8.  Ineligible Receivables

      - Cumulative            __________
      - This period           __________

9.  Cumulative Collections Applied
     at end of week                             $__________
10. Outstanding Purchased Receivables           $__________
11. Purchase Price                              $__________
12. Original Seller Interest                    $__________
13. Cumulative Payments on Seller Interest      $__________
14. Payments this Period                        $__________
15. Charges for Receivables
      over ___ days                             $__________
16. Amount of Unpaid Seller Interest            $__________

                                    EXHIBIT C
                          ANNEXED TO AND MADE A PART OF
                           SALE AND PURCHASE AGREEMENT

                   Seller represents and warrants as follows:

(a) With respect to the Seller, as of the date hereof and as of the date of each purchase of Receivables:

(i) If the Seller is a corporation or a partnership, the Seller is duly organized, validly existing and in good standing as such under the laws of the jurisdiction of its organization, and has all the power and authority necessary to carry on its business as now conducted and to enter into and perform this Agreement and the other Purchase Documents. The execution, delivery and performance by the Seller of the Purchase Documents have been duly authorized by all appropriate action on behalf of the Seller. If the Seller is a sole proprietorship, the Seller has the necessary power and capacity under applicable law to carry on its business as now conducted and to enter into and perform the Purchase Documents.

(i) When executed and delivered, the Purchase Documents will be legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. Upon the filing of financing statements and any release or termination statements required prior to the purchase of any Batch in all appropriate jurisdictions, any security interest in favor of AGR granted under Section 9 will be valid, perfected and of the first priority.

(i) The Seller is not in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any contract, indenture, mortgage, loan agreement, lease or other material instrument to which the Seller is a party or by which it or any of its properties may be bound. The execution, delivery and performance of the Purchase Documents will not violate any provision of law or regulation or any order or decree of any court or governmental agency, or violate any provision of the Seller's organizational documents (if a corporation or partnership) or any agreement to which the Seller is a party or by which any of its assets are bound, and will not be in conflict with, result in a breach of, or constitute a default under, any such agreement or result in the creation of any lien or security interest upon any of the Seller's assets, except in favor of AGR.

(ii) The Seller has all permits, licenses, certifications, authorizations, approvals, consents and agreements of all Payors, governmental agencies and instrumentalities and any other person, necessary or required for the Seller to own the assets that it now owns, to carry on its business as now conducted, to execute, deliver and perform the Purchase Documents, and to receive payments from the Payors.

(i) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other Purchase Document to be delivered hereunder except for the filing of the UCC financing statements, all of which shall be in full force and effect.

(i) There are no actions, suits, investigations or proceedings pending or threatened against the Seller before any court, government agency or other tribunal, which, if adversely determined, could materially and adversely affect its financial condition or operations or ability to perform under the Purchase Documents, or could result in cost, loss, liability or expense in excess of $10,000, and the Seller is not currently subject to, and has no intention of commencing, any bankruptcy or insolvency proceeding.

(i) The Seller has properly filed all returns for all federal, state and local taxes, including income and payroll taxes, on a timely basis or has an agreement of settlement with an approved payment plan with the relevant agency or, if not filed, extensions have been properly secured. The Seller has not failed to pay any taxes, or interest and penalties relating hereto, on or before the due dates thereof.

(i) The Seller is in compliance with all laws, acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Purchased Receivables or any part thereof or any related contracts and with respect to the Seller and its business and properties, a violation of which could materially and adversely affect its financial condition or operations or its ability to carry out its obligations hereunder or with respect to the Receivables.

(i) The pension and profit-sharing plans, if any, of the Seller (and its subsidiaries, if any) are maintained in compliance with all laws and are fully funded in accordance with the obligations of the Seller (and its subsidiaries, if any) thereunder.

(i) The Seller is not aware of the occurrence of any event which materially and adversely affects or could affect its financial condition or operations, including its ability to perform its obligations hereunder and the transactions contemplated in this Agreement, other than the events it has disclosed herein.

(i) There is no injunction, writ, restraining order or other order of any nature materially and adversely affecting the Seller's performance of its obligations hereunder and the transactions contemplated in this Agreement.

(i) The name of the Seller as set forth herein is the same as in its organizational documents as filed in the jurisdiction in which it is organized, such name has not been changed in the last six years, and the Seller has no trade names, fictitious names, assumed names or "doing business as" names except as disclosed on the signature pages hereof.

(i) The address of the chief place of business of the Seller and the location(s) of the office(s) where the Seller keeps all of the documents, agreements, books and records relating to the Receivables are listed on the signature pages of this Agreement and there have been no other such locations during the prior six years.

(i) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement, is paying its debts as they become due and, after giving effect to the transactions contemplated by this Agreement, will have adequate capital to conduct its business.

(i) The Seller has no subsidiaries and does not own any interest in any partnership, joint venture or limited liability company, except as disclosed in writing to AGR.

(a) With respect to each Receivable, as of the date such Receivable is purchased (and after giving effect to such purchase):

(i) All documents and agreements relating to the Receivable that have been delivered to AGR with respect to such Receivable are true and correct, and there are no other documents or agreements modifying or affecting such Receivables; the Seller has timely and properly invoiced the applicable Payor, and the Seller has delivered or caused to be delivered to such Payor all supporting documents with respect to such Receivable required by the applicable Payor; all information set forth in the invoice and supporting claim documents is true, complete and correct, and, if additional information is requested by the Payor, the Seller will promptly provide the same and, if necessary, rebill such Receivable.

(i) The Receivable is exclusively owned by the Seller and there is no security interest, encumbrance, charge or lien in favor of any third party, nor any recording or filing against the Seller, as debtor, covering or purporting to cover any interest of any kind in any Receivable, except as has been released in a manner satisfactory to AGR. With respect to the Purchased Receivable, all right, title and interest of the Seller is vested in AGR, free and clear of any lien, security interest, claim or encumbrance of any kind, and the Seller agrees to defend the same against the claims of all persons.

(i) The Purchased Receivable (A) is payable, in an amount not less than its Expected Net Receivable, by the Payor identified by the Seller as being obligated to do so as of the date of purchase, (B) is based on an actual and bona fide rendition of services or sale of goods to the Payor by the Seller in the ordinary course of business, (C) is denominated and payable only in lawful currency of the United States, and (D) is an account or general intangible within the meaning of the Uniform Commercial Code of the state in which the Seller has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. There is no obligor on any Purchased Receivable other than the Payor identified by the Seller as the payor primarily liable on any Purchased Receivable.

(i) The Purchased Receivable is collectible in accordance with its terms and is not past due and is not subject to any action, suit, proceeding or dispute (pending or threatened), set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Payor.

(i) The Seller does not have any guaranty of, letter of credit providing credit support for, or collateral security for, the Purchased Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to AGR, and any such guaranty, letter of credit or collateral security is not subject to any lien, security interest, charge or encumbrance in favor of any other person.

(i) No action other than the execution and delivery of this Agreement and the Assignment, the filing of UCC financing statements in the State in which the Seller's principal place of business and chief executive office is located and the payment of the Advanced Amount by AGR is required to perfect the interest of AGR, as a purchaser, assignee and transferee of accounts receivable, in the Purchased Receivables, and all such actions have been or will be accomplished no later than the date of its acquisition by AGR.

(i) Each Purchased Receivable complies with all laws and regulations applicable thereto.

(i) None of the Purchased Receivables represents services furnished or provided to or on behalf of any subsidiary, parent, associate or other entity or person affiliated with the Seller.

(i) The Payor with respect to the Purchased Receivable is (A) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, and (B) located in the United States.

(i) The proceeds of the sale of the Purchased Receivables will be used for the business and commercial purposes of the Seller. The sale of the Purchased Receivable hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Seller.

(i) The Purchased Receivable constitutes the legal, valid and binding obligation of the Payor enforceable in accordance with its terms.

(i) The Seller has the right to sell, assign and transfer each Purchased Receivable pursuant to this Agreement, no consent from the related Payor or any other person is required to effect the sale of any Purchased Receivable to AGR and this Agreement vests and thereafter at all times will vest in AGR full right and title in the Purchased Receivables purported to be conveyed hereby, and such conveyance of the Purchased Receivables will constitute a valid assignment in such Purchased Receivables enforceable against the Seller and all creditors of and purchasers from the Seller prior to all other assignments, liens or pledges thereof.

(i) There are no proceedings or investigations pending or threatened before any court or governmental authority (a) asserting the invalidity in whole or in part of such Purchased Receivable or any contract related thereto, (b) to the best of the Seller's knowledge, asserting the bankruptcy or insolvency of the related Payor, or (c) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Purchased Receivable or any contract related thereto.

(i) No Purchased Receivable or contract related thereto contravenes any federal, state or local laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no party to such related contract is in violation of any such law, rule or regulation.

(i) The representations, warranties and statements made by the Seller in the Purchase Documents, any financial information with respect to the Seller delivered to AGR or any other related documents, including, without limitation, any description of the Purchased Receivable, remain true and correct and do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein not misleading.

(i) No Purchased Receivable has aged more than 30 days from the date of service giving rise thereto.